UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2015

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road Parsippany, New Jersey 07054	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Wireless Telecom Group, Inc. (the “Company”) adopted an Officer Incentive Compensation Plan (the “Plan”).

The Plan is an incentive program designed to (i) attract, retain and motivate the executives required to manage the Company, (ii) promote the achievement of rigorous but realistic annual financial goals and (iii) encourage intensive fact-based business planning. The Committee is authorized to interpret the Plan, establish, amend or rescind any rules and regulations relating to the Plan and to make any other determinations that it deems necessary or desirable for the administration of the Plan.

Pursuant to the terms of the Plan, the Committee has the authority to select the Company’s employee’s that are eligible to participate in the Plan (each a “Participant,” and collectively, the “Participants”). Each such Participant in the Plan will be assigned a target award that is expressed (i) as a specified maximum bonus amount of cash, (ii) as a percentage of base salary as in effect on the first day of the applicable fiscal year or (iii) in such other manner as determined by the Committee. The Plan affords the Committee the full power and authority to establish the terms and conditions of any award and to waive any such terms or conditions at any time.

The payment of a target award is conditioned on the achievement of certain performance goals established by the Committee with respect to a Participant. Bonuses paid under the Plan, if any, are based upon an annual performance period, corresponding to each fiscal year (each, a “Performance Period”). For each Performance Period, Participants are eligible to receive a potential bonus payment based on the Participant’s and the Company’s achievement, respectively, of individual management objectives and corporate financial performance elements. Under certain circumstances, the Committee is authorized to adjust or modify the calculation of any performance goal set for a Participant. Furthermore, the Committee determines the amount of the award for the applicable Performance Period for each Participant. Under the terms of the Plan, the Committee also retains the right to reduce the amount of or totally eliminate an award to a Participant if it determines that such a reduction or elimination is appropriate.

Awards under the Plan, if any, will be distributed in lump sum cash payments following the Committee’s determination of such award. All payments under the Plan are contingent on satisfactory service through the last date of any applicable Performance Period, except as described in the Plan in the event of termination due to death, disability or retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: April 28, 2015	By:	/s/ Paul Genova
Paul Genova
Chief Executive Officer and Director